As filed with the Securities and Exchange Commission on October 18, 2005
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

ATARI, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	13-3689915
(State or Other Jurisdiction of	(I.R.S. Employer Identification No.)
Incorporation or Organization)
417 Fifth Avenue, New York, New York 10016
(212) 726-6500
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jeffrey B. Kempler
Senior Vice President, Business and Legal Affairs
417 Fifth Avenue, New York, New York 10016
(212) 726-6500
(Name, address, including zip code, and telephone number, including area code, of agent for service)
With copies to:

Kristina K. Pappa	David W. Bernstein
Corporate Legal Counsel	Clifford Chance US LLP
417 Fifth Avenue	31 West 52nd Street
New York, New York 10016	New York, New York 10019
(212) 726-6500	(212) 878-8000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of Securities to be	Amount to be	Aggregate Price Per	Aggregate Offering	Amount of
Registered	registered	Unit	Price	Registration Fee
Common Stock, par value $0.01	5,702,590	$1.355 (1)	$7,727,009.45 (1)	$909.47

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) of the rules and regulations under the Securities Act of 1933, as amended, and based on the average of the high and low sale prices of the Common Stock reported on the NASDAQ National Market on October 13, 2005.
THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

INFORMATION CONTAINED IN THIS PROSPECTUS IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL NOR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE OR JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE OR JURISDICTION.
Subject to Completion, Dated October 18, 2005
PROSPECTUS
5,702,590 Shares
ATARI, INC.
Common Stock

     This Prospectus relates to shares of our Common Stock which the funds described under “Selling Security Holders” may offer from time to time. See the section captioned “Plan of Distribution” in this Prospectus beginning on page 7.
     Our Common Stock is listed on the NASDAQ National Market under the symbol “ATAR.”
     The Selling Security Holders purchased the Common Stock to which this Prospectus relates from us on September 15, 2005 in a transaction that was not registered under the Securities Act of 1933, as amended, because it did not involve a public offering. We agreed to register resales of the shares. See the section captioned “Selling Security Holders” in this Prospectus beginning on page 6. The Selling Security Holders may offer their shares from time to time. The registration of the shares does not necessarily mean that the Selling Security Holders will sell them.
     We will not receive any of the proceeds of sales by the Selling Security Holders. We are paying the costs of preparing and filing the Registration Statement of which this Prospectus is a part.
     Investing in our Common Stock involves a high degree of risk. See the section captioned “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended March 31, 2005, which is incorporated into this Prospectus by reference, and the section of this Prospectus captioned “Risk Factors,” which begins on page 2.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES AND NONE OF THEM HAS DETERMINED WHETHER THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
The date of this Prospectus is October    , 2005.

WE HAVE NOT AUTHORIZED ANYONE TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION WHICH IS NOT CONTAINED IN THIS PROSPECTUS OR IN A DOCUMENT INCORPORATED BY REFERENCE INTO THIS PROSPECTUS. IF ANYONE GIVES ANY INFORMATION OR MAKES ANY REPRESENTATION WHICH IS NOT CONTAINED IN, OR INCORPORATED INTO, THIS PROSPECTUS, YOU MUST NOT RELY UPON IT AS HAVING BEEN AUTHORIZED BY US OR BY ANYONE ACTING ON OUR BEHALF. NO MATTER WHEN YOU RECEIVE THIS PROSPECTUS OR PURCHASE SECURITIES TO WHICH IT RELATES, YOU MUST NOT ASSUME IT IS CORRECT AT ANY TIME AFTER ITS DATE.
Nintendo®, Game Boy® Advance, Nintendo GameCube®, and Nintendo DS® are trademarks and/or registered trademarks of Nintendo of America, Inc. Sony’s PlayStation® and PlayStation® 2 are trademarks and/or registered trademarks of Sony Computer Entertainment, Inc. Microsoft Xbox™ and Microsoft Xbox™ 360 are registered trademarks of Microsoft Corporation.
RISK FACTORS
     Investing in our Common Stock involves a high degree of risk. See the section captioned “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended March 31, 2005, which is incorporated by reference into this Prospectus, for information about many of the risks to which we and our business are subject. In addition, we have become subject to some significant new risks, as follows:
We expect to release significantly fewer titles than we have historically.
     Our net revenues for the first quarter of fiscal 2006 were only 22.4% of those in the same quarter of fiscal 2005. For the remainder of the 2006 fiscal year, we expect to release significantly fewer titles than we have historically. We currently expect that this trend will continue during fiscal 2007. As a result, our revenue may not be in line with its historical levels. While we have taken, and continue to take, steps to reduce costs, it is unlikely that our cost reductions will fully compensate for the lower revenues. This may negatively affect our operating results.
We may not be able to secure the capital necessary to develop or format titles for a new generation of game consoles.
     A new generation of game consoles is being introduced in late 2005 and early 2006. While we anticipate that these consoles will be able to play titles developed for the current generation, in order to remain fully competitive, we will have to develop or format titles for the new generation. That will require us to make significant expenditures. We will need new funds to be able to make these expenditures. While we have recently received some funds by selling an asset to Infogrames Entertainment SA, or IESA, our majority stockholder, and may be able to obtain additional funds by selling additional assets, that funding probably will not be sufficient to meet our longer term needs. Therefore, we will have to seek additional capital, and it is possible we will not be able to obtain it. If we cannot fund development and we fail to continue to develop and sell new, commercially successful titles, our revenues and operating results may be adversely affected.
We may not be able to obtain waivers of financial covenants in our principal credit agreement if we need them.
     Because of the results for the first quarter, and the projected results for the remainder of fiscal 2006, we had to obtain waivers and modifications of financial covenants in our credit agreement with HSBC (US) Business Credit, which is our principal credit agreement. However, we may have to seek additional waivers or modifications. If we have to do that, it is possible that HSBC (US) Business Credit will refuse our request. It is also possible that, even if we do not have to ask for further waivers or modifications, HSBC (US) Business Credit will not renew the credit arrangement when it expires in May 2006. If we are unable to extend our credit facility with HSBC or secure a new credit facility, it could adversely affect our operations.
WHERE YOU CAN FIND MORE INFORMATION
     We have filed annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). The SEC maintains a website that contains the annual, quarterly and special reports, proxy statements and other information we file with the SEC. The address of the SEC website is http://www.sec.gov. You can also read and copy any document we file with the SEC at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can obtain information regarding the Public Reference Room by calling the SEC at 1-800-SEC-0330.
     We maintain an Internet website at http://www.atari.com (which is not intended to be an active hyperlink in this Prospectus). The information at our website is not incorporated into this Prospectus by reference, and you should not consider it a part of this Prospectus.
     We have filed with the SEC a Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”). This Prospectus, which forms a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits and schedules to the Registration Statement. Some items are omitted in accordance with the rules and regulations of the SEC. Please refer to the Registration Statement and its exhibits and schedules for further information with respect to us and our Common Stock. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, we refer you to the copy of that contract or document filed as an exhibit to the Registration Statement. You can read and obtain a copy of the Registration Statement and its exhibits and schedules from the SEC.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
     The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Prospectus, except for information superseded by information in this Prospectus. We incorporate by reference the documents listed below. This Prospectus is part of a registration statement we filed with the SEC. The documents we incorporate by reference include:
(1)	our Annual Report on Form 10-K for the year ended March 31, 2005;

(2)	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2005;

(3)	our Current Reports on Form 8-K filed on May 10, 2005, May 19, 2005, June 10, 2005, July 28, 2005 (as amended by a Form 8-K/A filed on July 29, 2005), August 3, 2005, August 18, 2005, August 26, 2005, September 6, 2005, September 16, 2005 and September 26, 2005;

(4)	the description of our Common Stock, par value $0.01 per share, contained in our Registration Statement on Form 8-A, filed with the SEC on November 30, 1995; and

(5)	all other reports we have filed since March 31, 2005 pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
     Each of these filings is available from the SEC. You may request, and we will provide at no cost, a copy of these filings, including any exhibits to the filings, by writing us at the following address: Atari, Inc., 417 Fifth Avenue, New York, NY 10016 or by telephoning us at (212) 726-6500, Attention: Investor Relations.
     When we file documents in accordance with Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act between the date of this Prospectus and the time we file a post-effective amendment to the registration statement of which this Prospectus is a part saying that all the securities which are the subject of that registration statement have been sold or deregistering any securities which have not been sold, the documents we file will be incorporated into this Prospectus and will be a part of it beginning on the date the documents are filed. If any document which we file changes anything said in this Prospectus or in an earlier document which is incorporated into this Prospectus, the later document will modify or supersede what is said in this Prospectus or the earlier document.
CAUTIONARY STATEMENTS CONCERNING FORWARD-LOOKING INFORMATION
     Certain information included or incorporated by reference in this Prospectus or any Prospectus supplement relating to it may contain forward-looking statements, as that term is defined for purposes of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors, all of which are difficult to predict and many of which are beyond our control, that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements anticipated by these forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “our future success depends,” “seek to continue” or the negative of these terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially. Important factors that could cause actual results to differ materially from those in our forward looking statements in this Prospectus include, but are not limited to:

—	a reduction in demand for video games generally (whether because of general economic conditions, changing consumer tastes or otherwise);

—	delays of new product releases;

—	an inability to obtain access to people who are capable of creating games that take advantage of new technologies or of particular licensed properties;

—	an inability to extend or obtain rights to produce games for new hardware systems (possibly because of decisions by hardware manufacturers to produce all games for their systems) or loss of rights to produce games that can be played on popular existing hardware systems;

—	an inability to obtain licenses to create games based on movies or other properties that have attained a high level of consumer recognition or acceptance;

—	the need to sell assets in order to obtain funds needed for our operations;

—	an inability to fund development of games, including games that take advantage of new technologies;

—	unexpected production or distribution costs;

—	failure of particular video games to achieve expected sales volumes;

—	an inability to maintain anticipated pricing for our products;

—	unanticipated changes in our product mix; and

—	unanticipated changes in the mix of our revenues from distribution activities and published product sales.
     Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.
THE COMPANY
     Investing in our Common Stock involves a high degree of risk. See the section of this Prospectus captioned “Risk Factors” that begins on page 2 and the section of our Annual Report on Form 10-K for the fiscal year ended March 31, 2005 captioned “Risk Factors,” which is incorporated in this Prospectus by reference.
     We are a global publisher and developer of video game software for gaming enthusiasts and the mass-market audience, and a distributor of video game software in North America. We publish and distribute games for all platforms, including Sony PlayStation and PlayStation2; Nintendo Game Boy Advance; GameCube; and DS; Microsoft Xbox; and personal computers, referred to as PCs. We also expect to publish and distribute games for Microsoft Xbox 360 when it is released. In addition, we publish and sub-license games for the wireless, internet, and other evolving platforms. Our diverse portfolio of products extends across most major video game genres, including: action, adventure, strategy, role-playing and driving.

     Our products are based on intellectual properties either that we have created internally and own or that we have licensed from third parties. Our portfolio of wholly-owned franchises is designed for all popular platforms. Examples of our wholly-owned franchises include Driver (more than 15.0 million units sold in the U.S., including all installments), Stuntman (more than 1.5 million units sold in the U.S., including all installments) and Test Drive (more than 6.0 million units sold in the U.S., including all installments). Our extensive library of licensed properties, which constitutes an important component of our product strategy, includes some of the most recognizable names in popular entertainment and have come from the television and motion picture industries.
     In addition to our publishing and development activities, we also distribute video game software in the U.S., Canada and Mexico, handling both our own products and titles developed by third-party publishers with whom we have contracts. As a distributor of video game software throughout North America, we maintain what we believe to be state-of-the-art distribution operations and systems, reaching well in excess of 30,000 retail outlets in the U.S. Additionally, our products are distributed throughout Europe, Asia and other regions through our relationship with our majority stockholder, Infogrames Entertainment S.A., or IESA., a French corporation listed on Euronext — Paris Bourse. Similarly, we are the exclusive distributor of IESA’s products in the U.S. and Canada and we distribute its products in Mexico under various non-exclusive agreements.
USE OF PROCEEDS
     We will not receive any of the net proceeds from the sales of our Common Stock by the Selling Security Holders.
SELLING SECURITY HOLDERS
     This Prospectus relates to possible sales by the following Selling Security Holders:

	Beneficial Ownership of			Beneficial Ownership of
	Selling Security Holders		Number of Shares	Selling Security Holders
Name of Selling Security Holders	Prior to Offering		Offered by this Prospectus(2)	After the Offering(2)
	Number	Percent(1)		Number	Percent
CCM Master Qualified Fund, LTD	11,394,558	8.46%	3,800,000	7,594,558	5.64%
Sark Master Fund, Ltd.	1,902,590	1.55%	1,902,590	—	0.0%

(1)	Based on 122,901,029 shares of our Common Stock outstanding as of September 14, 2005 plus the 5,702,590 shares issued to the Selling Security Holders and 6,145,051 shares issued to Infogrames Entertainment S.A., the Company’s majority stockholder, on the same date (a total of 134,748,670 shares outstanding).

(2)	Assumes that all shares being offered are sold and that no other shares of Common Stock are acquired or disposed of by the Selling Security Holders prior to the termination of the offering. Because the Selling Security Holders may sell all, some or none of their shares or may acquire or dispose of other shares of Common Stock, no reliable estimate can be made of the aggregate number of shares that will be sold or the number or percentage of shares of Common Stock that the Selling Security Holders will own upon completion of this offering.
     The Selling Security Holders purchased the shares that are being offered by this Prospectus from us on September 15, 2005. The sale of the shares to the Selling Security Holders was not registered under the Securities Act of 1933, as amended, in reliance on an exemption for sales of shares that do not involve a public offering. When we issued the shares, we agreed to register resales of them under the Securities Act.

PLAN OF DISTRIBUTION
     The Selling Security Holders may sell Common Stock to which this Prospectus relates on the NASDAQ National Market, where our Common Stock is listed for trading, in other markets where our Common Stock may be traded, in negotiated transactions, in transactions involving principals or brokers, in a combination of those methods of sale or by any other lawful means. They will sell the Common Stock at prices which are current when the sales take place or at other prices to which they agree.
     We have advised the Selling Security Holders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to them and to their affiliates while they are offering the shares to which this Prospectus relates.
     In offering the shares covered by this Prospectus, the Selling Security Holders and any broker-dealers who sell the shares for the Selling Security Holders may be “underwriters” within the meaning of the Securities Act, and any profits realized by the Selling Security Holders and the compensation of any such broker-dealers may be underwriting discounts and commissions.
     Sales through brokers may be made by any method of trading authorized by any stock exchange or market on which the shares may be listed, including block trading in negotiated transactions. Without limiting the foregoing, the brokers may act as dealers by purchasing shares from the Selling Security Holders, either as agents for others or as principals for their own accounts, and reselling those shares. The Selling Security Holders may effect transactions directly or indirectly through underwriters, broker-dealers or agents acting on their behalf. In connection with such sales, any broker-dealers or agents may receive compensation in the form of commissions, concessions, allowances or discounts, any or all of which might be in excess of customary amounts. Neither we nor the Selling Security Holders can estimate at the present time the amount of commissions or discounts, if any, that will be paid by the Selling Security Holders on account of their sales from time to time. Some sales may involve shares in which the Selling Security Holders have granted security interests and which are being sold because of foreclosure of those security interests.
     The Selling Security Holders are acting independently of us in making decisions with respect to the timing, manner and size of sales of shares. We have not been advised of any selling arrangement at the date of this Prospectus between the Selling Security Holders and any broker-dealer or agent.
     We will pay the expenses of preparing and filing this Prospectus and the related registration statement with the SEC. Shares of Common Stock covered by this Prospectus also may qualify to be sold pursuant to Rule 144 under the Securities Act, rather than pursuant to this Prospectus.
SEC POSITION REGARDING INDEMNIFICATION
     Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Article Seventh of our Amended and Restated Certificate of Incorporation and Article V of our Amended and Restated By-laws, as amended, provide for indemnification of our directors, officers, employees and other agents to the maximum extent permitted by Delaware law, as it may be amended from time to time. Article Eighth of our Amended and Restated Certificate of Incorporation limits the personal liability of our directors to the maximum extent permitted by Delaware law. We also maintain directors’ and officers’ liability insurance. We have been informed that in the opinion of the SEC, if the provisions described above permit directors, officers or persons who control us to be indemnified for liabilities arising under the Securities Act, that indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

LEGAL MATTERS
     The validity of the securities offered by this Prospectus will be passed upon for us by Clifford Chance US LLP, New York, New York.
EXPERTS
     The financial statements, the related financial statement schedules and management’s report on the effectiveness of internal control over financial reporting incorporated in this prospectus by reference to our Annual Report on Form 10-K for the fiscal year ended March 31, 2005, have been audited by Deloitte & Touche LLP, and independent registered public accounting firm, as stated in their reports, which are incorporated by reference herein, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
     The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions:

Registration fee — Securities and Exchange Commission	$910
Accounting fees and expenses	$5,000
Legal fees and expenses	$5,000
Miscellaneous	$4,090

Total	$15,000
ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS
     Subsection (a) of Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify any person who was or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.
     Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
     Section 145 further provides that to the extent a current or former director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsection (a) and (b) or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith; that the indemnification provided by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the scope of indemnification extends to directors, officers, employees, or agents of a constituent corporation absorbed in a consolidation or merger and persons serving in that capacity at the request of the constituent corporation for another. Section 145 also empowers a corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145.
     Section 102(b)(7) of the Delaware General Corporation Law enables a corporation in its certificate of incorporation to limit the personal liability of members of its board of directors for violation of a director’s fiduciary duty of care. This section does not, however, limit the liability of a director for breaching his or her duty of loyalty, failing to act in good faith, engaging in intentional misconduct or knowingly violating a law, or from any transaction in which the director derived an improper personal benefit. This section also will have no effect on claims arising under the federal securities laws.
     Article Seventh of the Registrant’s Amended and Restated Certificate of Incorporation and Article V of the Registrant’s Amended and Restated By-laws, as amended, provide for indemnification of the Registrant’s directors, officers, employees and other agents to the maximum extent permitted by Delaware law, as it may be amended from time to time. Article Eighth of the Registrant’s Amended and Restated Certificate of Incorporation limits the personal liability of the Registrant’s directors to the maximum extent permitted by Delaware law. The Registrant also maintains directors’ and officers’ liability insurance.
ITEM 16. EXHIBITS

3.1	Amended and Restated Certificate of Incorporation is incorporated herein by reference to Exhibit 3.1 to our Annual Report on Form 10-K for the fiscal year ended March 31, 2000.

3.2	Amended and Restated By-laws are incorporated herein by reference to Exhibit 3.2 to our Quarterly Report on Form 10-Q for the quarter ended June 30, 1998.

3.3	Amendment No. 1 to Amended and Restated By-laws is incorporated by reference to Exhibit 3.2 to our Quarterly Report on Form 10-Q for the quarter ended December 31, 2003.

3.4	Amendment No. 2 to Amended and Restated By-laws is incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed on August 3, 2005.

4.1	Specimen form of stock certificate of Common Stock is incorporated herein by reference to our Registration Statement on Form S-1 (File No. 333-14441) initially filed with the SEC on October 20, 1995, and all amendments thereto.

5.	Opinion of Clifford Chance US LLP (counsel).

23.1	Consent of Clifford Chance US LLP (counsel) (included in Exhibit 5).

23.2	Consent of Deloitte & Touche LLP (an independent registered public accounting firm).

24.1	Power of Attorney (included on signature pages).
ITEM 17. UNDERTAKINGS
The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) To reflect in the Prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement;
provided, however, that the undertakings set forth in paragraphs (i) and (ii) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.
2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.
3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
4. That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
5. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of counsel for the Registrant the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on October 18, 2005.

ATARI, INC.
By:	/s/ Bruno Bonnell
Name:	Bruno Bonnell
Title:	Chief Executive Officer

POWER OF ATTORNEY
     Each of the undersigned, acting in the capacity stated with their respective names below, hereby constitutes and appoints Diane Price Baker, Jeffrey B. Kempler and Kristina K. Pappa and each of them severally, the attorneys-in-fact of the undersigned with full power to them and each of them to sign for and in the name of the undersigned in the capacities indicated below the Registration Statement on Form S-3 of Atari, Inc. dated October 18, 2005, and any and all amendments to it.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title(s)	Date

/s/ Bruno Bonnell Bruno Bonnell	Chairman of the Board of Directors, Chief Executive Officer (principal executive officer), Chief Creative Officer and Director	October 18, 2005
/s/ Diane Price Baker Diane Price Baker	Executive Vice President and Chief Financial Officer (principal financial officer)	October 18, 2005
/s/ Jodi Scheurenbrand Jodi Scheurenbrand	Senior Vice President and Controller (principal accounting officer)	October 18, 2005
/s/ James Ackerly James Ackerly	Director	October 18, 2005
/s/ Denis Guyennot Denis Guyennot	Director	October 18, 2005
/s/ Thomas A. Heymann Thomas A. Heymann	Director	October 18, 2005
/s/ Ann E. Kronen Ann E. Kronen	Director	October 18, 2005

Signature	Title(s)	Date
Thomas Schmider	Director	October , 2005
/s/ David Ward David Ward	Director	October 18, 2005